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                                                  Exhibit to the Annual Report
                                                  (Form 11-K) of the Huntington
                                                  Supplemental Stock Purchase
                                                  and Tax Savings Plan and Trust
                                                  for the year ended December
                                                  31, 2000


                         Consent of Independent Auditors


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 33-44208) pertaining to the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust and in the related Prospectus of our report dated March 30, 2001, with respect to the financial statements of the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


                                                   /s/  Ernst & Young LLP


Columbus, Ohio
March 30, 2001

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